Exhibit 3.94
ARTICLES OF INCORPORATION
OF
PARKS & SONS INTERMOUNTAIN, INC.
KNOW ALL MEN BY THESE PRESENTS:
     That the undersigned, RICK C. PARKS, J. ROBERT ALEXANDER and RAYMOND L. HANSON, State of Idaho, each and all citizens of the United States of America, of the age of majority, do hereby associate themselves together for the purpose of forming a corporation under the laws of the State of Idaho, and to that end do hereby adopt and execute the following Articles of Incorporation, and do hereby certify and declares:
I
     That the name of said corporation is and shall be “PARKS & SONS INTERMOUNTAIN, INC.”
II
     That said corporation is formed for the following purposes:
          (a) To engage in the general solid waste removal business and to do all things connected therewith and incidental thereto.
          (b) To exercise all authority and to perform all acts authorized under the provisions of Section 30-114 of the Idaho Code.
III
     That the location and post office address of the registered office of the corporation shall be:
PARKS & SONS INTERMOUNTAIN, INC.
P. O. BOX 801
Twin Falls, Idaho 83301
ARTICLES OF INCORPORATION - 1.

IV
     That subject to dissolution in the manner provided by law, the duration of this corporation shall be perpetual.
V
     That the amount of the authorized stock of said corporation shall be 250,000 shares of stock of $1.00 par value.
VI
     That the names and post office address of each of the incorporators and number of shares subscribed by each is as follows:

NAME	ADDRESS	NO. OF SHARES
RICK C. PARKS	P. O. Box 801
	Twin Falls, Idaho 83301	1
J. ROBERT ALEXANDER	P. O. Box 801
	Twin Falls, Idaho 83301	1
RAYMOND L. HANSON	P. O. Box 801
	Twin Falls, Idaho 83301	1
     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the 28th day of September, 1977.
/s/ Rick C. Parks
/s/ J. Robert Alexander
/s/ Raymond L. Hanson

STATE OF IDAHO	)
	:	ss
County of Twin Falls	)
     On this 26th day of September, 1977, before me, the undersigned, a Notary Public in and for said State, personally appeared RICK C. PARKS and J. ROBERT ALEXANDER, known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same.
ARTICLES OF INCORPORATION - 2.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.
/s/ [ILLEGIBLE]
Notary Public in and for said
          County and State

STATE OF IDAHO	)
	:	ss
County of Ada	)
     On this 28th day of September, 1977, before me, the undersigned, a Notary Public in and for said State, personally appeared RAYMOND L. HANSON, known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year in this certificate first above written.
/s/ Helen Churchill
Notary Public in and for said
          County and State
ARTICLES OF INCORPORATION - 3.

RECEIVED
SEC. OF STATE

91 DEC 3 AM 8 25
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PARKS & SONS INTERMOUNTAIN, INC.
     Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST: The name of the corporation is Parks & Sons Intermountain, Inc.
     SECOND: The following amendments of the Articles of Incorporation were adopted by the Directors and Shareholders of the Corporation on the 18th day of November, 1991, in the manner prescribed by the Idaho Business Corporation Act:
The name of the corporation shall be changed to PSI Waste Systems, Inc.
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 51,876.99 shares, each share being entitled to vote thereon. The vote being 50,310.64 for the amendment; and zero votes against and 1,566.35 not voting.
     FOURTH: The amendment does not affect a change in the amount of stated capital. The only amendment is to the name of the corporation.
     DATED this 27th day of November, 1991.

PARKS & SONS INTERMOUNTAIN, INC. nka PSI WASTE SYSTEMS, INC.
By	/s/ Rick C. Parks
Rick C. Parks — President

and	/s/ Lisle R. Reitz
Lisle R. Reitz — Secretary

210	FILED EFFECTIVE

ARTICLES OF AMENDMENT (General Business)	05 OCT 13 PH 3:40
SECRETARY OF STATE STATE OF IDAHO
To the Secretary of State of the State of Idaho
Pursuant to Title 30, Chapter 1, Idaho Code, the undersigned corporation amends its articles of incorporation as follows:
1.	The name of the corporation is:

PSI Waste Systems, Inc.

if the corporation has been administratively dissolved and the corporate name is no longer available for use, the amendment(s) below must include a change of corporate name.
2.	The text of each amendment is as follows:

Section I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

1. The name of the corporation is: Allied Waste Services of Pages, Inc.

3.	The date of adoption of the amendment(s) was: October 12, 2005

4.	Manner of adoption (check one):
☐	The amendment consists exclusively of matters which do not require shareholder action pursuant to section 30-1-1002, 30-1-1005 and 30-1-1006, Idaho Code, and was, therefore, adopted by the board of directors.

☐	None of the corporation’s shares have been issued and was, therefore adopted by the ☐ incorporator ☐ board of directors

☑	Approval by the shareholders is required and the shareholders duly approved the amendment(s) as required by either Title 30, Idaho Code or by the Articles of Incorporation.

Dated:	October 12, 2005

Signed:	/s/ Jo Lynn White

Typed Name:	Jo Lynn White

Capacity:	Secretary

Customer Acct is:

(or using pre-paid account)
Secretary of State use only

[ILLEGIBLE]
IDAHO SECRETARY OF STATE
10/13/2005 05:00
CK: 93273 CT: 20168 BH: 916887
1 @ 38.00= 38.00 AMEND PROF # 2
1 @ 28.00= 28.00 EXPEDITE C # 3